Exhibit 99.2

Company Name: Tidewater Inc. (TDW)

Event: Capital One Securities 9th Annual Energy Conference

Date: December 10, 2014

<<Pierre Conner, Capital One Securities, Inc.>>

I’m glad to have you. Great, our next presentation is Tidewater Incorporated, the market leader in offshore supply vessel support for the oil and gas business, operational footprint really in every major market and an active fleet of almost 300 vessels. I’m very pleased to have Joe Bennett, who is Executive Vice President and the Chief Investment Relations Officer. We know Joe for long time, and we’re pleased to have you again in our conference. Joe?

<<Joseph M. Bennett, Executive Vice President and Chief Investor Relations Officer>>

Thank you, Pierre. Always good to come home. It’s my hometown, so I take advantage of it. And when I see the title on this conference, it says now 9th Annual Energy Conference. I know I’ve presented here nine years in a row. I’m happy to do so.

Jeff Platt, our CEO, sends his regards. He got called, out of town, so I’m happy to represent the company. The typical disclaimer that you’ve seen already a million times today, so we’ll move on. Takeaways, you’ll see – for people that have seen a Tidewater presentation recently the last year or two, you’ll see something that looks quite familiar. Our strategies don’t change a whole lot over time. We’re in an industry that moves in a very slow fashion and we do too.

So what do we think about and what are the takeaways, what do we want you to remember about Tidewater. One, we have a very, very consistent goal. There is not a discussion internally or externally, don’t take place, it doesn’t start without safety and compliance.

People that know us and you’ll see our infamous slide in a slide or two regarding safety. And that is the keystone. It is a priority on which we operate in each and everyday and certainly as a topic that is way more familiar to people today than what it has been or what it was five or ten years ago. So having what we think is a best-in-class or at least a goal of best-in-class is important to us.

In today’s time, in a capital intensive business whether it’s the drilling rig or the boats, having a new premium fleet is very important. For people like Pierre that have followed us for decades. He knows us. In the past, as having unfortunately the oldest fleet, the most mature fleet in the business and that was the case five or ten years ago, the opposite is true today.

So, we’ve banged on the table for the last several years especially in making sure that people understand, we do have the newest OSV fleet in the industry. We’re operating in over 50 countries globally with 9,000 employees.

History of solid earnings and returns on a through cycle basis and that’s how we think of things. In the volatile market that we operate in and have operated in for almost 60 years, making decisions, financial decisions in a capital intensive business with assets that are meant to last 25 or 30 years.

We think you have to be disciplined and you have to make decisions on a through-cycle basis knowing there will be times as we’re in right now and probably we’ll be in next year that will be more difficult and other years that we really take advantage of those strategies and put up really, really solid through-cycle returns.

Well, people, believe it or not, we certainly do that offshore is and will continue to be relevant. And again at any point in time people are now starting to come out with E&P spending budgets for next year. So probably a little early for that as they continue to change, but certainly again over time we believe offshore to be a very, very relevant place to play.

And probably the more important the takeaway is – we still, having spent $5 billion on new assets over the last 14 years, still have a very, very solid balance sheet, still very liquid, very reasonable debt levels at good coupon rates, very, very minor debt maturities until fiscal (and we have a March year-end), fiscal 2019. So we go another four or five years before having any significant debt maturities.

And for the first time over the last few months, I’ve been able to say 14 years, folks, of us reinvesting in our fleet is coming to an end for real. CapEx requirements that you’ll see in a second are significantly less in the next year or two than what they have been running over the last five to ten years and that’s a big deal.

So, we start with safety as I stated before. Safe operations is our number one priority over anything else. We actually have a Stop Work Obligation, not an authority. We began with an authority. Every person in our fleet on the boats or onshore has the authority to stop any unsafe operations.

We went much further past that. They have an obligation. I mean, people will get fired if they sit around and said, well I saw the opportunity to stop unsafe operations, but I didn’t take advantage of, I didn’t exercise the authority. They have an obligation to do so.

And we put our money where our mouth is as a management team globally that 25% of our incentive compensation is based on our global safety performance. So the infamous snake slide, we can’t go anywhere without it and we’re sticking with it. Dean Taylor, our prior CEO came up with this and it’s still very indicative of how we think about safety.

Hold the snake, don’t let it go. Whatever we did yesterday in safety really doesn’t matter anymore, it’s what we’re doing currently and you have to keep your eye on the ball, same thing can be said with compliance that it really doesn’t matter which you accomplished yesterday, it’s what you’re doing today and tomorrow that will tell the tale.

So let’s look globally, we can’t deny that the offshore working rig count is the key barometer of our business. So, we want to share with people what the jack-up market has done over time, this goes back about ten years, and what you see is the prior peak back in 2008, financial crisis time, global recessions, is when primarily the jack-up market took the skids, went down for a couple of years and then started its ascent to where it is today.

And the floater market, the deepwater market has been relatively stable and improving consistently over time to where, in each of the cases, you see over about the last year or so as you can tell from this slide that the working rig count has been rather stable and even with rigs being stacked and all the negative news that we all see, each day these days, the working rig count has been stable this current year.

The question is what we’ll do in the future and I don’t know that anybody has the answer to that. But I think continued stability maybe a little up, maybe a little down as I think what most people are projecting now.

How does that impact us? I’ll fly through this quickly, but three different points in time working rigs, rigs under construction. So we sit here in very good shape with 246 rigs under construction. The question has always been, you know, how many of those will be incrementally working rigs? And especially now, no one has that answer.

An OSV population of about 3,200 boats, 470 under construction. I think certainly we’re seeing some tangible evidence and hearing from brokers that are really in the depths of all of that, that there are certainly some boats that are speculatively being built in places like China that we don’t believe will ultimately be built and delivered. That will be good for us. But this is a boat to rig ratio of backlogs that doesn’t look bad at all for the boat business, but only if we can get some incremental rigs working.

So we believe that to be the case. We do remind people at this time that in our last earnings call, we told everyone 60% of our revenue stream is based specifically and directly to rig related activity, drilling. 40% is pretty significant amount, it is non-rig related, so its construction, its subsea, its production work and things like that and I think that surprised people a little bit we’re not just rig related. Well, we come up with ratios that compare the rig count to the global OSV count, it is not just rigs that drive our business.

So what have we done over time? We talked about us ridding ourselves of old boats were actually down to just 7 OSVs, what a long way we have come huh Pierre? In this timeframe, all old 7 OSVs still operation in our fleet. I’m sure when I present here next year that number will be one or two or may be zero, but there is our new fleet, our average age of just under seven years and kind of when they were built that’s what this slide depicts.

Where we are in the world. We’re about everywhere you could imagine and what want us to be and this is a real core strength to be as geographically spread as we are. Most of our competition in the OSV space are regional players, most are private companies, so we operate under a little different playing field. The returns that are necessary by our investment community are different than the private players, but here is where we are and we like where we are.

We report in four segments, distinct geographic segments, Sub-Saharan Africa and Europe. We have a small fleet, five to ten boats in the North Sea. Kind of like that these days, not having two larger fleets in the North Sea because North Sea is not a great market these days. But the Sub-Saharan Africa market is still continues to be a strong and I say stable market and we’re glad for our exposure to that region of the world. It’s not without its challenges and we recognize that.

Second largest is the Americas. We are not, when we used to be and I’m coming up to 25 years with Tidewater, early in my career, but we had over 200 boats in the Gulf of Mexico, today, we have 12 operating in the Gulf of Mexico, all deepwater boats. Most of those 66 boats that are operating in the Americas are in Mexico and Brazil. And those are good stable markets.

And the expectation, certainly in the case of Mexico, is that’s a market that everyone is very optimistic, not necessarily in the immediate term, but I think over the longer-term of the next two or three years will be a greatly growing market and we’ve been well established there. We have been there for decades and should be able to take advantage of that upturn.

MENA, Middle East and North Africa, 45 boats that’s a considerably higher number than what it has been in years past. As the activity levels in the Middle East and specifically, I know for us, with Saudi Aramco has grown from zero boats three, four years ago to now 20 or so boats of that 45 with that one single customer, Saudi Aramco. So they’ve done real well and those are for the most part new vessels in that region of the world.

And Asia-Pac, which continues to, frankly, struggle with a capacity issue that’s where most of the OSVs in the worldwide population are being built and they tend to linger around Southeast Asia and suppress that marketplace. Of those 25 around 10 of those are in Australia and that’s a noticeably different kind of sub part of that that major region and that’s a pretty good market for us.

So that’s our global spread. And when we look at it a little different and because we don’t have a whole lot of time, I’m going to fly through this, but what we do here, and I have copies of this if anybody wants to take it when we’re done and it’s also on our website.

As I break it out by the three major classes of assets that we have and because we’re trading at such a discount to book, I want to make sure that people appreciate what is our average net book value of each of these vessel classes, and we feel pretty comfortable with what those book values are and feel like our values, the true fair values of these are in excess of these net book values. Yet we’re trading at a steep discount in the marketplace today.

This is the scorecard. 278 vessels that we’ve built, bought, since the year 2000. 30 of these are still under construction and that’s the tail end of this major program. The $5 plus billion that we’ve largely spent, we owe about $600 million – just under $600 million on the 30 boats that are under construction. The average age of this fleet that’s already in the water is just under seven years old.

Again, here’s the 30 boats with a delivery schedule of eight of these should be delivered before the end of our March fiscal year-end of 2015. 19 of these are the vast majority, next fiscal year and three thereafter. But the CapEx, as I talked about before, the second half of this year, the December, March quarters, we should spend about $270 million in CapEx. Right about a similar number next fiscal year and then the following fiscal year $50 million. So a dramatic drop in the CapEx numbers.

And then I’ll break this out even more, and unfortunately we don’t have time to kind of cover this, but it’s important. We take a quick snapshot of where our fleet is today, where it was 10 years ago and we get used to where we were, and I’d make two points. One, our deepwater fleet, which shows on here, 10 years ago we had 22 new deepwater assets, PSVs. We now have 79 in the water and 23 more under construction. So we’ll end up with just over 100 boats.

We had six vintage vessels back then in that category. Now we have one. Drop until the bottom group and probably more important, our towing-supply fleet, which is our jack-up support vessel. We had 28 new ones back 10 years ago and 171 vintage vessels. Today we have 105 new ones, 6 more under construction, but probably the most dramatic change there is 6 towing-supply vessels that are vintage that are still operational in our fleet. So this is kind of indicative of exactly the change that transition in the fleet over that 10-year period.

CapEx, we talked about it. This is what the real CapEx has been over the past ten years. We’ve in the last five averaged about $500 million a year. And then this is what it should look like as we go forward, this remaining fiscal year, this total fiscal year that we’re currently in and the next two, quite dramatic.

We want to keep ourselves available for opportunities of assets that are distressed, that we should be able to pick up at a discount. So we don’t want to say this is absolutely the number, but let me tell you it has to be a big discount for us to acquire some additional assets when our stock is trading at the discount it is, and we have that decision and opportunity to buy our stock, which I’ll cover in a second.

A quick glimpse of the balance sheet. 33%, 35% type debt to total cap, very manageable, nice optimal capital structure. We feel good about this. We don’t want to take that number higher. We frankly don’t want to take it lower. As I said before, we have – or I didn’t mention before, we still have on top of this debt, we have $725 million of ready liquidity, cash on the balance sheet and a totally undrawn revolver, $600 million revolver.

So there we are ready to react to opportunities as they present themselves, but cognizant of the fact that we don’t want to take leverage higher. And this is our debt maturity. So I mentioned before the first time you see any decent size number is in fiscal 2019. So quite a ways away.

If this isn’t indicative of a cycle, and I guess the next few years will indicate whatever this cycle ends up being. The point I’m trying to make here is through the last trough, which is a pretty tough trough for us in the OSV space, fiscal 2011, 2012, 2013, we earned in excess of $2 of earnings.

That’s nothing terribly to be proud of, but let me tell you there’s a lot of folks that had red on the page during that timeframe, and we did not. This is a company that hasn’t shown a book loss since the mid 80s. That’s a long time ago and through some pretty rough cycles during that timeframe.

Just a very quick glimpse; two major asset classes, deepwater PSVs. This is – the blue line is our day rate, our average day rates that we put up. What do you see? You see a line that was flat for a while and is at historical high levels. We’re averaging $30,000 plus a day, almost 90% utilization and what most people consider a pretty tough market these days. I’d take those numbers on any given day and call it, whatever cycle you’re in, I’ll take these numbers, and we will be adding to this count of 77 boats with the additional 23 that are under construction.

On the shallow water side, you see a little different scenario. You see the day rates peaked at $20,000 a day on average during the last up-cycle, decreased down to about the $14,000 level and now resided about $16,000 a day. So they’ve begun their comeback both of these slides and the day rates will be dictated by what the rig count does in the future.

So it’s hard to depict it, but we like where we are with it, with the assets that we have. People know, and I think it was right about this time last year, we were getting into the subsea space. We continue to evolve there. We have six ROVs, two more under construction. We’re getting ready to take delivery of those working in different parts of the world globally. And we actually make one point on here that we actually got our first ROV job that actually pulled a boat job in, which is kind of unusual. Most of the time we have a boat working for an operator and we go, we’ll take an ROV too.

In this case, we actually signed up, chartered, the ROV first. And by the way, we need a boat and they actually pulled a boat through and that job is getting ready to begin down in Australia for us right now.

So the future, continue to do what we do on safety and compliance, disciplined deployment of cash, again, as we complete that OSV fleet build out and expand ROV space and we believe that we will do that over the next few years, maintain that balance sheet and be ready to react quickly. These are all consistent themes in what our strategy has been.

And lastly, return capital to shareholders. And last Friday, we filed an 8-K announcing that we had already got back $100 million, about 2.8 million shares of our stock at an average cost of $35. Still have a $100 million of authorization remaining. And we assess those opportunities to continue to buy stock, grow, buy assets as you would imagine that we would.

We feel like we know what the discount on our stock is, and I would say there has been more volatility and decrease in our stock price – discount to our stock price than it has been with assets, hard assets out there. And we’ll continue to go that way as opposed to boats unless the discount on boats matches or exceeds the discount on our stock. So we will, we have in the past and we’ll continue to return value to shareholders through dividends and stock buyback as we see it.

With that, I don’t know if we have questions or we’ll go to the breakout, but thank you very much for your attention.